Exhibit 10.26
AMENDMENT NO. 2
TO THE NACCO INDUSTRIES, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective as of December 1, 2007)
          NACCO Industries, Inc. hereby adopts this Amendment No. 2 to the NACCO Industries, Inc. Unfunded Benefit Plan (As Amended and Restated Effective as of December 1, 2007) (the “Plan”), to be effective January 1, 2010. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.
Section 1
     Section 2.10 of the Plan is hereby deleted in its entirety, without renumbering the remaining provisions of Article II.
Section 2
     Section 2.20 of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.20 ROTCE shall mean the consolidated return on total capital employed of the Company as determined by the Company for a particular Plan Year.”
Section 3
          Section 2.21 of the Plan is hereby deleted in its entirety without renumbering the remaining provisions of Article II.
Section 4
     Section 5.03(b) of the Plan is hereby amended in its entirety to read as follows:
               “(b) Earnings Applicable to Covered Employees. Except as otherwise described in the Plan, for periods on and after January 1, 2010, at the end of each calendar month during a Plan Year, all Sub-Accounts of the Covered Employees shall be credited with an amount determined by multiplying such Participant’s average Sub-Account balance during such month by 5%. Notwithstanding the foregoing:
(i)	No earnings shall be credited for the month in which the Participant receives the distribution of the principle amount of his Sub-Accounts.

(ii)	In the event that the ROTCE determined for such Plan Year exceeds 5%, the Basic Excess 401(k) Sub-Account and Excess Matching Sub-Account shall retroactively be credited with the excess (if any) of (i) the amount determined by multiplying the Participant’s average Sub-Account balance during each month of such Plan Year by the ROTCE determined for such Plan Year, compounded monthly over (ii) 5%. In the event of a Participant’s Termination of Employment during a Plan Year, the ROTCE calculation shall be made during the month in which the Participant incurs a Termination of Employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant incurred a Termination of Employment, as calculated by the Company. For any subsequent month following such Termination, such ROTCE calculation shall not apply.”
EXECUTED this 10th day of November, 2009.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary

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